EXHIBIT 99.1
CDK GLOBAL ANNOUNCES PLAN TO RETURN $1 BILLION OF CAPITAL TO SHAREHOLDERS OVER TWO YEARS
CDK Enters into an Accelerated Share Repurchase (ASR) Agreement to Repurchase $250 Million
of its Common Stock Over the Next Six Months
Plan will be Funded by New $250 Million Term Loan and Cash
HOFFMAN ESTATES, Illinois, December 14, 2015 - CDK Global, Inc. (Nasdaq:CDK) today announced a plan to return $1 billion in capital to its shareholders by the end of calendar year 2017. The new return of capital plan may be executed through a combination of dividends and share repurchases and includes an authorization by the Board to purchase up to $1 billion of CDK shares which supersedes the January 2015 authorization to purchase 10 million CDK shares.
In connection with the return of capital plan, CDK has also entered into an accelerated share repurchase (ASR) agreement to repurchase $250 million of CDK’s common shares. The total number of shares of common stock to be repurchased pursuant to the ASR will be determined by reference to the daily volume-weighted average price of CDK’s common stock, less a fixed discount, over the term of the ASR. The ASR is expected to be completed approximately six months following execution and will be funded with proceeds from the new $250 million term loan. Following completion of the ASR, CDK expects to continue to repurchase shares using cash on hand and cash generated from operations.
“This plan to return $1 billion in capital to our shareholders through a combination of dividends and share repurchases underscores CDK’s continued confidence in the execution of our transformation strategy and the long-term prospects of our business,” said Steve Anenen, President and Chief Executive Officer of CDK. “Our financial position provides us with the flexibility to return capital to shareholders while we continue to invest in the business to further strengthen the client experience. We continue to focus on executing our comprehensive and balanced plan to increase profitability and deliver organic revenue growth to create long-term value for our shareholders and clients.”
About CDK Global
With more than $2 billion in revenues, CDK Global is the largest global provider of integrated information technology and digital marketing solutions to the automotive retail industry and adjacencies. CDK Global provides solutions in more than 100 countries around the world, serving more than 27,000 retail locations and most automotive manufacturers. CDK Global’s solutions automate and integrate critical workflow processes from pre-sale targeted advertising and marketing campaigns to the sale, financing, insurance, parts supply, repair and maintenance of vehicles, with an increasing focus on utilizing data analytics and predictive intelligence. Visit cdkglobal.com.
Forward-Looking Statements

This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including forecasts for CDK Global's fiscal year ending June 30, 2016, statements concerning CDK Global’s business transformation plan, other plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position and business outlook, business trends, intention to make share repurchases and to declare and pay future dividends and other information, may be forward-looking statements. Words such as "might," "will," "may," “could,” "should," "estimates," "expects," "continues," "contemplates," "anticipates," "projects," "plans," "potential," "predicts," "intends," "believes," "forecasts," "future," "assumes," and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied by these forward-looking statements.

Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: CDK Global's ability to timely and effectively implement its transformation plan as planned; success in obtaining, retaining and selling additional services to clients; the pricing of products and services; changes in overall market and economic conditions, technology trends, and auto sales and advertising trends; competitive conditions; changes in regulations; changes in technology; security breaches, interruptions, failures and/or other errors involving CDK Global’s systems or networks; availability of skilled technical personnel and the impact of new acquisitions and divestitures.

The statements in this document are made as of the date of this document, even if subsequently made available by CDK Global on its website or otherwise. CDK Global disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties, along with the risk factors discussed in CDK Global’s reports filed with the Securities and Exchange Commission (SEC), including those discussed under "Part I, Item 1A. Risk Factors" in CDK Global’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015 and its most recent Quarterly Report on Form 10-Q should be considered in evaluating any forward-looking statements contained herein. These filings can be found on CDK Global’s website at www.cdkglobal.com and the SEC’s website at www.sec.gov.

Investor Relations Contacts:
Elena Rosellen
973.588.2511
elena.rosellen@cdk.com

Jennifer Gaumond
847.485.4424
jennifer.gaumond@cdk.com

Media Contact:
Kyle Donash
847.485.4335
kyle.donash@cdk.com

Source: CDK Global, Inc.

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